INVESTMENT ADVISORY AGREEMENT

         THIS AGREEMENT is made as of this 24th day of May 2000 by and between THE ARBITRAGE FUNDS, a Delaware business trust (the "Trust") and WATER ISLAND CAPITAL, LLC, a Delaware limited liability company (the "Adviser"), with respect to the following recital of facts:

                                    RECITALS

         WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is engaged in the business of acting as an investment adviser; and

         WHEREAS, the Trust desires to retain the Adviser to render advice and services to the Fund (as defined below) pursuant to the terms and provisions of this Agreement, and the Adviser desires to furnish said advice and services.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. APPOINTMENT OF ADVISER. The Trust hereby appoints the Adviser to act as investment adviser for The Arbitrage Fund, a series of the Trust (the "Fund"). Subject to the direction and control of the Trust's Board of Trustees, the Adviser shall act as investment adviser for the Fund and shall, in such capacity, supervise the investment and reinvestment of the cash, securities or other properties comprising the Fund's assets. The Adviser shall give the Fund the benefit of its best judgment, efforts and facilities in rendering its services as investment adviser.

2. DUTIES OF INVESTMENT ADVISER. In carrying out its obligation under paragraph 1 hereof, the Adviser shall:

    (a) act as investment adviser for and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (b) supervise continuously the investment program of the Fund and the composition of its investment portfolio; (c) arrange, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Fund; and (d) maintain books and records with respect to the Fund's securities transactions and will render to the Trust's Board of Trustees such periodic and special reports as they may request.

3. BROKERAGE. The Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Adviser, although the Fund will pay the actual brokerage commissions on portfolio transactions in accordance with paragraph 5 hereof. The Adviser will take the following into consideration when selecting a broker or dealer: the best net price available; the reliability, integrity and financial condition of the broker or dealer; the size of and difficulty in executing the order; the value of the expected contribution of the broker or dealer to the investment performance of the Fund on a continuing basis; and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis).

          To the extent contemplated by the Trust's registration statement under the 1933 Act, in evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Adviser (or an affiliate of the Adviser) exercises investment discretion. The Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

          Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and subject to seeking the most favorable combination of net price and execution available, the Adviser may consider sales of shares of the Fund as a factor in the selection of broker-dealers to execute portfolio transactions for the Fund.

4. COMPLIANCE WITH APPLICABLE REQUIREMENTS. In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:

          (a) all applicable provisions of the 1940 Act and any rules and regulations adopted thereunder;

          (b) the provisions of the Registration Statements of the Trust under the Securities Act of 1933 and the 1940 Act;

          (c) the provisions of the Declaration of Trust of the Trust, as amended;

          (d) the provisions of the By-Laws of the Trust, as amended; and

          (e) any other applicable provisions of state and Federal law.

5. EXPENSES. The expenses connected with the Fund shall be allocable between the Fund and the Adviser as follows:

          (a) The Adviser shall furnish, at its expense and without cost to the Fund, the services of a President, Secretary and one or more Vice Presidents of the Trust, to the extent that such additional officers may be required by the Trust for the proper conduct of its affairs.

          (b) The Adviser shall further maintain, at its expense and without cost to the Fund, a trading function in order to carry out its obligations under subparagraph (d) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Fund.

          (c) Nothing in subparagraph (a) hereof shall be construed to require the Adviser to bear:

                (i) any of the costs (including applicable office space,
                    facilities and equipment) of the services of a principal financial officer of the Trust whose normal duties consist of maintaining the financial accounts and books and records of the Fund; including the reviewing of calculations of daily net asset value and preparing tax returns; or

                (ii)any of the costs (including applicable office space,
                    facilities and equipment) of the services of any of the personnel operating under the direction of such principal financial officer.

                Notwithstanding the obligation of the Fund to bear the expense of the functions referred to in clauses (i) and (ii) of this subparagraph (c), the Adviser may pay the salaries, including any applicable employment or payroll taxes and other salary costs, of the principal financial officer and other personnel carrying out such functions and the Fund shall reimburse the Adviser therefor upon proper accounting.

          (d) All of the ordinary business expenses incurred in the operations of the Fund and the offering of its shares shall be borne by the Fund unless specifically provided otherwise in this paragraph 5. These expenses include but are not limited to the costs incurred in connection with registration and maintenance of its registration under the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and state securities laws and regulations; preparation of and printing and mailing reports, notices and prospectuses to current shareholders; transfer taxes on the sales of the Fund's shares and on the sales of portfolio securities; brokerage commissions; custodial and shareholder transfer charges; legal, auditing and accounting expenses; interest charges, reimbursement payments to securities lenders for dividend and interest payments on securities sold short; taxes; expenses of servicing shareholder accounts; insurance expenses for fidelity and other coverage; fees and expenses of Trustees who are not "interested persons" within the meaning of the Investment Company Act of 1940; expenses of Trustee and shareholder meetings; and any expenses of distributing the Fund's shares which may be payable pursuant to a Plan of Distribution adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940.

          (e) The Adviser may voluntarily absorb certain Fund expenses or waive the Adviser's own advisory fee. To the extent the Adviser incurs any costs by assuming expenses, which are obligations of the Fund as set forth herein, the Fund shall promptly reimburse the Adviser for such costs and expenses, except to the extent the Adviser has otherwise agreed to bear such expenses. Subject to approval by the Trust's Board of Trustees, to the extent the services for which the Fund is obligated to pay are performed by the Adviser, the Adviser shall be entitled to recover from the Fund to the extent of the Adviser's actual costs for providing such services. In determining the Adviser's actual costs, the Adviser may take into account an allocated portion of the salaries and overhead of personnel performing such services.

6.  COMPENSATION.

          (a) For all services rendered by Adviser hereunder, the Fund shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an advisory fee, payable monthly, at an annual rate of 1.5% of the average daily net assets of the Fund. The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.5% applied to the daily net assets of the Fund.

          (b) The investment advisory fee shall be accrued daily by the Fund and paid to the Adviser on the first business day of the succeeding month.

          (c) The initial fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated prior to the end of any month, the fee to the Adviser shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten days after the date of termination.

          (d) The fee payable to the Adviser under this Agreement will be reduced to the extent of any receivable owed by the Adviser to the Fund and as required under any expense limitation applicable to the Fund.

          (e) The Adviser voluntarily may reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses that are the responsibility of the Fund under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Adviser hereunder or to continue future payments. Any such reduction will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a monthly basis.

          (f) The Adviser may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Adviser hereunder.

7. INDEPENDENT CONTRACTOR/NON-EXCLUSIVITY. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund or the Trust in any way or otherwise be deemed an agent of the Fund or the Trust. However, it is understood and agreed that officers or directors of the Adviser may serve as officers or trustees of the Trust, and that officers and trustees of the Trust may serve as officers or directors of the Adviser to the extent permitted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

    The services of the Adviser to the Fund are not to be deemed to be exclusive, and the Adviser shall be free to render investment Advisory and corporate administrative or other services to others (including other investment companies) and to engage in other activities.

    The Adviser (including its officers, directors, members and employees) shall have no obligation to purchase or sell for the Fund any security that any such person may purchase or sell for itself or for any other clients. The Adviser shall have full authority to allocate any particular transaction in any security among its clients (including the Fund) in any manner the Adviser shall in good faith, and consistent with its fiduciary obligations, determine. The Fund acknowledges that transactions in a specific security may not be accomplished for all client accounts of the Adviser at the same time or at the same price.

8. TERM AND APPROVAL. This Agreement shall become effective at the close of business on the date set forth above (the "Effective Date") and shall, unless terminated as hereinafter provided, continue in force and effect for two years from the Effective Date and from year to year thereafter, provided that such continuance is specifically approved at least annually:

          (a) (i) by the Trustees or (ii) by the vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2
              (a)(42) of the 1940 Act), and

          (b) by the affirmative vote of a majority of the Trustees who are not parties to this Agreement or interested persons of a party to this Agreement (other than as Trustees), by votes cast in person at a meeting specifically called for such purpose.

9. TERMINATION. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Trustees or by vote of a majority of the Fund's outstanding voting securities, or by the Adviser on sixty days' written notice to the other party. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

10. LIABILITY OF ADVISER. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser or any of its officers, directors or employees, it shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may, from time to time, be sustained in the purchase, holding or sale of any security.

11. LIABILITY OF TRUST. The obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the assets and property of the Trust as provided in the Declaration of Trust of the Trust.

12. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Adviser shall be 350 Park Avenue, New York, New York 1002-2745.

13. QUESTIONS OF INTERPRETATION. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is changed by rules, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation and order.

14. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the Act, the Adviser hereby agrees that all records that it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records required to be maintained by Rule 31a-1 under the Act.

15. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall by subject to the Act.

16. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the Act.

17. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parities hereto and their respective successors.

    IT WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the day and the year first above written.

THE ARBITRAGE FUNDS                                  WATER ISLAND CAPITAL, LLC

By: ___________________________________             By:_________________________

Name:__________________________________             Name: John S. Orrico
Title:   Trustee                                    Title:   President

Attest:________________________________             Attest: ____________________